CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated November 26, 2007 on the financial statements and financial highlights of Touchstone Funds Group Trust included in the Annual Report to Shareholders for the fiscal year ended September 30, 2007, in Post-Effective Amendment Number 39 to the Registration Statement (Form N-1A, No. 033-70958) filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Cincinnati, Ohio
August 12, 2008